SHARE EXCHANGE AGREEMENT

     THIS SHARE EXCHANGE AGREEMENT is made this 7th day of June 2000, by and between Time Financial Services, Inc., a Nevada corporation ("TIMF"), Time Lending, California, a wholly-owned subsidiary of TIMF ("TLC"), Interruption Television, Inc., a Nevada corporation ("ITV"), and Interruption Television PTE Ltd., a wholly-owned subsidiary of ITV ("ITPL").

     WHEREAS, TIMF desires to acquire all of the issued and outstanding shares of common stock of ITV in exchange for an aggregate of approximately 17,012,666 (post-split) shares of the common stock of TIMF (the "Common Stock") (the "Exchange Offer"); and

     WHEREAS, ITV desires to assist TIMF in a business combination which will result, if all ITV's shareholders desire to participate, in the shareholders of ITV owning approximately 85% of the then issued and outstanding shares of TIMF's Common Stock, and TIMF holding 100% of the issued and outstanding shares of ITV's common stock; and

     WHEREAS, the voluntary share exchange contemplated hereby will result in the ITV shareholders tendering all of the outstanding common stock of ITV to TIMF in exchange solely for the Common Stock and no other consideration, which the parties hereto intend to treat as a reorganization under Internal Revenue Code Section 368(a)(1)(B).

     NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                   ARTICLE 1

                             EXCHANGE OF SECURITIES

     1.1 Issuance of Shares. Subject to all of the terms and conditions of this Agreement, TIMF agrees to offer 30.510958 shares of Common Stock for each share of ITV common stock issued and outstanding, or a total of approximately 17,012,666 (post-split) shares of TIMF Common Stock. The Common Stock will be issued directly to the shareholders of ITV which accept the Exchange Offer, and such shares shall be issued at a closing (the "Closing") to be held as soon as possible after the conditions precedent set forth in Articles 6 and 7 hereof have been satisfied, and the reverse split referred to in Section 7.7 has been effected (the "Closing Date"). Schedule 1, which is attached hereto and incorporated herein by reference, is a complete list of the shareholders of ITV which sets forth the number of shares each person owns in ITV and the number of shares they will be offered in TIMF.

     1.2 Exemption from Registration. The parties hereto intend that the Common Stock to be issued by TIMF to ITV shareholders shall be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Sections 4(2) and 4(6) of the Act and the rules and regulations promulgated thereunder.

     1.3 Investment Intent. Prior to the consummation of the Exchange Offer, the shareholders of ITV accepting the Exchange Offer shall execute Letters of Acceptance or such other documents containing, among other things, representations and warranties relating to investment intent and investor status, restrictions on transferability and restrictive legends such that the counsel for both TIMF and ITV shall be satisfied that the offer and exchange of TIMF shares as contemplated by this Agreement shall be exempt from the registration requirements of the Act and any applicable state blue sky laws.

     1.4 Other Shares to be Issued. On the Closing, TIMF shall also issue a total of 2,454,000 (post-split) shares of TIMF common stock to the persons and in the amounts set forth in paragraphs 8.4 through 8.10 below. Such persons shall execute investment letters containing representations and warranties relating to investment intent, restrictions on transferability and restrictive legends.

                                   ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF ITV AND ITPL

     Except as disclosed in Schedule 2 which is attached hereto and incorporated herein by reference, ITV and ITPL hereby jointly and severally represent and warrant to TIMF that:

     2.1 Organization. Each of ITV and ITPL is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the jurisdictions where its business requires qualification.

     2.2 Capital. The authorized capital stock of ITV consists of 1,000,000 shares of common stock, $.001 par value, of which 557,592 are currently issued and outstanding. All of the issued and outstanding shares of common stock of ITV are duly authorized, validly issued, fully paid, and nonassessable. Immediately after the execution of this Agreement, ITV plans to issue a $500,000 convertible promissory note which is convertible into shares of TIMF as described on Schedule 2. Other than the foregoing, there are no outstanding subscriptions, options, rights, warrants, debentures, instruments, convertible securities, or other agreements or commitments obligating ITV to issue or to transfer from treasury any additional shares of its capital stock of any class.

     2.3  Subsidiaries.  Except for its ownership  of ITPL as set forth  on
Schedule 2, ITV does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     2.4 Directors and Officers. Schedule 2 contains the names and titles of all directors and officers of ITV as of the date of this Agreement.

     2.5 Financial Statements. ITPL has delivered to TIMF audited balance sheets and statements of operations for the period ended March 31, 1999 and an unaudited balance sheet and statement of operations for the period ended March 31, 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects. The Financial Statements accurately set out and describe the financial condition of ITPL as of March 31, 2000. ITPL's financial statements will be able to be audited in accordance with Regulation S-B adopted under the Act.

     2.6 Absence of Changes. Since March 31, 2000, except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of ITV's knowledge, ITV and ITPL have conducted their business only in the ordinary course and have not experienced or suffered any material adverse change in the condition (financial or otherwise), results of operations, properties, business or prospects of ITV or waived or surrendered any claim or right of material value.

     2.7 Absence of Undisclosed Liabilities. Neither ITV, ITPL nor any of their properties or assets are subject to any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to TIMF or have otherwise been disclosed in Schedule 2.

     2.8 Tax Returns. Within the times and in the manner prescribed by law, ITV and ITPL have filed all federal, state and local tax returns required by law, or have filed extensions which have not yet expired, and have paid all taxes, assessments and penalties due and payable.

     2.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, TIMF and/or its attorneys shall have the opportunity to meet with accountants and attorneys to discuss the financial condition of ITV and ITPL. ITV and ITPL shall make available to TIMF and/or its attorneys all books and records of ITV and ITPL.

     2.10 Trade Names and Rights. ITV and ITPL do not use any trademark, service mark, trade name, or copyright in their business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     2.11 Compliance with Laws. To the best of ITV's knowledge, ITV and ITPL have complied with, and are not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their properties or the operation of their business, except for matters which would not have a material affect on ITV and ITPL or their properties.

     2.12 Litigation. ITV and ITPL are not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation pending or, to the best knowledge of ITV, threatened against or affecting ITV, ITPL or their business, assets or financial condition, except for matters which would not have a material affect on ITV and ITPL or their properties. ITV and ITPL are not in default with respect to any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to them.

     2.13 Authority. ITV and ITPL have full corporate power and authority to enter into this Agreement. The boards of directors of ITV and ITPL have taken all action required to authorize the execution and delivery of this Agreement by or on behalf of ITV and ITPL and the performance of the obligations of ITV and ITPL under this Agreement. No other corporate proceedings on the part of ITV and ITPL are necessary to authorize the execution and delivery of this Agreement by ITV and ITPL in the performance of their obligations under this Agreement. This Agreement is, when executed and delivered by ITV and ITPL, and will be a valid and binding agreement of ITV and ITPL, enforceable against ITV and ITPL in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     2.14 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by ITV and ITPL of their obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will to the best of ITV's and ITPL's knowledge: (a) materially violate any provision of ITV and ITPL's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a material default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of ITV and ITPL, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which ITV and ITPL are bound; (d) result in the creation or imposition of any security interest, lien, or other encumbrance upon any material property or assets of ITV and ITPL; or (e) violate any material statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which ITV and ITPL are bound or subject.

     2.15 Full Disclosure. None of the representations and warranties made by ITV and ITPL herein, or in any schedule, exhibit or certificate furnished or to be furnished in connection with this Agreement by ITV and ITPL, or on their behalf, contains or will contain any untrue statement of material fact or omits or will omit any material fact required to make any representation or warranty not misleading.

     2.16 Assets. ITV and ITPL have good and marketable title to all of their tangible properties and such tangible properties are not subject to any material liens or encumbrances.

     2.17 Material Contracts and Obligations. Attached hereto on Schedule 2 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which ITV and ITPL are a party or by which they are bound that are material to the conduct and operations of their business and properties, which provide for payments to or by ITV and ITPL in excess of $25,000; or which involve transactions or proposed transactions between ITV and ITPL and their officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by TIMF and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     2.18 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by ITV and ITPL in connection with: (a) the execution and delivery by ITV and ITPL of this Agreement; (b) the performance by ITV and ITPL of their obligations under this Agreement; or
(c) the consummation by ITV and ITPL of the transactions contemplated under this Agreement.

                                   ARTICLE 3

                   REPRESENTATIONS AND WARRANTIES OF TIMF

     Except as disclosed in Schedule 3 which is attached hereto and incorporated herein by reference, TIMF represents and warrants to ITV and ITPL that:

     3.1 Organization. TIMF is a corporation duly organized, valid existing, and in good standing under the laws of Nevada, has all necessary corporate powers to own properties and to carry on business, and it is not now conducting any business, except to the extent to which the effecting of the transaction contemplated by this Agreement constitutes doing business.

     3.2 Capitalization. The authorized capital stock of TIMF consists of 5,000,000 shares of $.001 par value Common Stock of which 1,600,000 shares of Common Stock are currently issued and outstanding, and 100,000 shares of preferred stock of which no shares are currently issued and outstanding. All of the issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating TIMF to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 Subsidiaries. Other than Time Lending, California, TIMF does not presently have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

     3.4 Directors and Officers. Schedule 3 contains the names and titles of all directors and officers of TIMF as of the date of this Agreement.

     3.5 Financial Statements. TIMF has delivered to ITV its audited balance sheet and statements of operations and cash flows as of and for the year ended June 30, 1999, and its unaudited balance sheet and statement of operations and cash flows as of and for the nine months ended March 31, 2000 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein.

     3.6 Absence of Changes. Since March 31, 2000, except for direct expenses incurred by TIMF in connection with this Agreement and the transactions contemplated hereby, and except for changes in the ordinary course of business which have not in the aggregate been materially adverse, to the best of TIMF's knowledge, TIMF has not experienced or suffered any material adverse change in its condition (financial or otherwise), results of operations, properties, business or prospects or waived or surrendered any claim or right of material value.

     3.7 Absence of Undisclosed Liabilities. Except for direct expenses incurred by TIMF in connection with this Agreement and the transactions contemplated hereby, neither TIMF nor any of its properties or assets are subject to any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, that are not reflected in the financial statements presented to ITV.

     3.8 Tax Returns. Within the times and in the manner prescribed by law, TIMF has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable.

     3.9 Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, ITV shall have the opportunity to meet with TIMF's accountants and attorneys to discuss the financial condition of TIMF. TIMF shall make available to ITV all books and records of TIMF.

     3.10 Trade Names and Rights. TIMF does not use any trademark, service mark, trade name, or copyright in its business, or own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications.

     3.11 Compliance with Laws. To the best of TIMF's knowledge, TIMF has complied with, and is not in violation of, applicable federal, state or local statutes, laws and regulations (including, without limitation, the Securities Act of 1933 (as amended) and the Securities Exchange Act of 1934 (as amended) and any applicable building, zoning, or other law, ordinance, or regulation) affecting its SEC reports, its properties or the operation of its business or with which it is otherwise required to comply.

     3.12 Litigation. TIMF is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge of TIMF, threatened against or affecting TIMF or its business, assets, or financial condition. TIMF is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality. TIMF is not engaged in any legal action to recover moneys due to it.

     3.13 Bulletin Board Listing. TIMF's Common Stock is currently listed for trading on the OTC Bulletin Board under the symbol TIMF, and TIMF is not aware of steps being taken by the NASD to cause the Common Stock to be delisted.

     3.14 No Pending Investigation. TIMF is not aware of any pending investigations or legal proceedings by the SEC, any state securities regulatory agency, or any other governmental agency regarding TIMF or any officers or directors of TIMF.

     3.15 Authority. TIMF has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The Board of Directors of TIMF has taken all action required to authorize the execution and delivery of this Agreement by or on behalf of TIMF, the performance of the obligations of TIMF under this Agreement and the consummation by TIMF of the transactions contemplated under this Agreement. Other than the shareholders consent described in paragraph 7.7 below, no other corporate proceedings on the part of TIMF are necessary to authorize the execution and delivery of this Agreement by TIMF and the performance of its obligations under this Agreement. This Agreement is, and when executed and delivered by TIMF, will be a valid and binding agreement of TIMF, enforceable against TIMF in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

     3.16 Ability to Carry Out Obligations. Neither the execution and delivery of this Agreement, the performance by TIMF of its obligations under this Agreement, nor the consummation of the transactions contemplated under this Agreement will, to the best of TIMF's knowledge: (a) violate any provision of TIMF's articles of incorporation or bylaws; (b) with or without the giving of notice or the passage of time, or both, violate, or be in conflict with, or constitute a default under, or cause or permit the termination or the acceleration of the maturity of, any debt, contract, agreement or obligation of TIMF, or require the payment of any prepayment or other penalties; (c) require notice to, or the consent of, any party to any agreement or commitment, lease or license, to which TIMF is bound; (d) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of TIMF; or (e) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which TIMF is bound or subject.

     3.17 Validity of TIMF Shares. The shares of TIMF Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

     3.18 Full Disclosure. None of the representations and warranties made by TIMF herein in any filing with the SEC, or in any exhibit, certificate or memorandum furnished or to be furnished by TIMF, or on its behalf, contains or will contain any untrue statement of material fact, or omit any material fact the omission of which would be misleading.

     3.19 Assets. TIMF has good and marketable title to all of its tangible properties and such tangible properties are not subject to any liens or encumbrances.

     3.20 Material Contracts and Obligations. Attached hereto on Schedule 3 is a list of all agreements, contracts, indebtedness, liabilities and other obligations to which TIMF is a party or by which it is bound that are material to the conduct and operations of its business and properties, which provide for payments to or by TIMF in excess of $25,000; or which involve transactions or proposed transactions between TIMF and its officers, directors, affiliates or any affiliate thereof. Copies of such agreements and contracts and documentation evidencing such liabilities and other obligations have been made available for inspection by ITV and its counsel. All of such agreements and contracts are valid, binding and in full force and effect in all material respects, assuming due execution by the other parties to such agreements and contracts.

     3.21 Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by TIMF in connection with: (a) the execution and delivery by TIMF of its obligations under this Agreement;
(b) the performance by TIMF of its obligations under this Agreement; or (c) the consummation by TIMF of the transactions contemplated by this Agreement.

     3.22 Real Property. Other than through its wholly-owned subsidiary, TIMF does not own, use or claim any interest in any real property, including without limitation any license, leasehold or any similar interest in real property.

                                   ARTICLE 4

                                   COVENANTS

     4.1 Investigative Rights. From the date of this Agreement until the Closing Date, each party shall provide to the other party, and such other party's counsels, accountants, auditors, and other authorized representatives, full access during normal business hours and upon reasonable advance written notice to all of each party's properties, books, contracts, commitments, and records for the purpose of examining the same. Each party shall furnish the other party with all information concerning each party's affairs as the other party may reasonably request. If the transaction contemplated hereby is not completed, all documents received by each party and/or its attorneys and accountants, auditors or other authorized representatives shall be returned to the other party who provided same upon request. The parties hereto, their directors, employees, agents and representatives shall not disclose any of the information described above unless such information is already disclosed to the public, without the prior written consent of the party to which the confidential information pertains. Each party shall take such steps as are necessary to prevent disclosure of such information to unauthorized third parties.

     4.2 Conduct of Business. Prior to the Closing, TIMF and ITV shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business or as contemplated in previously disclosed contractual obligations. Neither TIMF nor ITV shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business except as otherwise contemplated herein.

     4.3 Future Cooperation. After the Closing, TIMF and TLC agree to cooperate with ITV in connection with the preparation of any financial statements of TIMF covering the period prior to Closing and the audit of such financial statements.

                                  ARTICLE 5

                               INDEMNIFICATION

     5.1 TLC shall indemnify and hold harmless ITV and its officers, directors, successors and assigns, from and against and in respect of any and all losses, costs, liabilities, claims, penalties, damages and expenses (including reasonable legal fees and expenses incurred in the investigation and defense of claims and actions) resulting from, in connection with or arising out of any breach of any representation, warranty or covenant made by TIMF in this Agreement.

                                   ARTICLE 6

                CONDITIONS PRECEDENT TO TIMF'S PERFORMANCE

     6.1 Conditions. The obligations of TIMF hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 6. TIMF may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by TIMF of any other condition of or any of TIMF's other rights or remedies, at law or in equity, if ITV shall be in default of any of their representations, warranties, or covenants under this Agreement.

     6.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by ITV in this Agreement or in any written statement that shall be delivered to TIMF by ITV under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     6.3 Performance. ITV shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it, on or before the Closing Date.

     6.4 Absence of Litigation. No action, suit, or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against ITV on or before the Closing Date.

     6.5 Officer's Certificate. ITV shall have delivered to TIMF a certificate, dated the Closing Date, and signed by the Chief Executive Officer of ITV, certifying that each of the conditions specified in Sections 6.2 through 6.4 hereof have been fulfilled.

                                   ARTICLE 7

                  CONDITIONS PRECEDENT TO ITV'S PERFORMANCE

     7.1 Conditions. ITV's obligations hereunder shall be subject to the satisfaction, at or before the Closing, of all the conditions set forth in this Article 7. ITV may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by ITV of any other condition of or any of ITV's rights or remedies, at law or in equity, if TIMF shall be in default of any of its representations, warranties, or covenants under this Agreement.

     7.2 Accuracy of Representations. Except as otherwise permitted by this Agreement, all representations and warranties by TIMF in this Agreement or in any written statement that shall be delivered to ITV by TIMF under this Agreement shall be true and accurate on and as of the Closing Date as though made at that time.

     7.3 Performance. TIMF shall have performed, satisfied, and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them, on or before the Closing Date.

     7.4 Absence of Litigation. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against TIMF on or before the Closing Date.

     7.5 Directors of TIMF. Effective on the Closing, TIMF shall have temporarily set the size of its Board of Directors at three (3) persons, and such Board of Directors shall include Danny L. McGill, Kevin McGrath, and Jeffrey Lim. The current Officers and Directors of TIMF shall have submitted their resignations as the Officers and Directors of TIMF effective on the Closing of this transaction.

     7.6 Officers of TIMF. Effective on the Closing, TIMF shall have elected the following new Officers of TIMF:

          Danny L. McGill     -     President and CEO

     7.7 Shareholders' Consent. Prior to the Closing, TIMF will either hold a shareholders' meeting or obtain a written shareholders' consent at which the following items must be approved: (1) a one for three reverse stock split; (2) a change in the corporation's name to a name designated by ITV; (3) the adoption of a stock option plan acceptable to ITV; (4) the sale of Time Lending, California; and (5) any other matters which the parties mutually agree are needed to "update" the Articles of Incorporation of TIMF.

     7.8 No Outstanding Debt. On the Closing, all outstanding liabilities and obligations of TIMF shall have been paid or settled, including all costs related to this transaction.

     7.9 Sale of Time Lending, California. TIMF shall have completed all steps necessary to complete the sale of all of TIMF's shares of Time Lending, California to Michael F. Pope, Philip C. La Puma and their designees prior to Closing. TIMF shall obtain an independent appraisal of TLC and the sale will be made at the appraisal price.

     7.10 Shares Held by Time Lending, California. All shares of TIMF common stock which are held by Time Lending, California shall have been cancelled.

     7.11 Officer Certificate. TIMF shall have delivered to ITV a certificate, dated the Closing Date and signed by the President of TIMF, certifying that each of the conditions specified in Sections 7.2 through 7.10 have been fulfilled.

                                   ARTICLE 8

                                    CLOSING

     8.1 Closing. The Closing of this transaction shall be held at the offices of Krys Boyle Freedman Scott & Sawyer, P.C., 600 Seventeenth Street, Suite 2700 South Tower, Denver, Colorado 80202, or such other place as shall be mutually agreed upon, on such date as shall be mutually agreed upon by the parties, but in no event shall the Closing be later than June 30, 2000. At the Closing:

     8.2 ITV shall deliver Letters of Acceptance and the certificates representing the shares of ITV held by the shareholders of ITV accepting the Exchange Offer ("Accepting Shareholders") to TIMF.

     8.3 Each Accepting Shareholder shall receive a certificate or certificates representing the number of shares of TIMF Common Stock for which the shares of ITV common stock shall have been exchanged.

     8.4 TIMF shall deliver a certificate for 500,000 (post-split) shares of its common stock to Alster Finance as a finder's fee.

     8.5 TIMF shall deliver to Sarmatan Developments Ltd. a warrant to purchase 500,000 (post-split) shares of its common stock at an exercise price equal to seventy-five percent (75%) of the closing bid price for the Common Stock on the first day following the Closing, as reported on the National Association of Securities Dealers OTC Bulletin Board Market (or on such other national securities exchange or market as the Common Stock may trade at such time). The shares underlying these warrants have piggyback registration rights.

     8.6 TIMF shall deliver certificates totaling 706,000 (post-split) shares of its common stock to Mike Underwood and Battersea Capital as payment for finder's fees in connection with this transaction.

     8.7 TIMF shall deliver a certificate for 998,000 (post-split) shares of its common stock to Bridgewater Capital Corporation as payment for finder's fees in connection with this transaction.

     8.8 TIMF shall deliver a certificate for 50,000 (post-split) shares of its common stock to Krys Boyle Freedman & Sawyer, P.C. as partial payment of the legal services rendered by said firm on behalf of ITV.

     8.9 TIMF shall deliver certificates totaling 200,000 (post-split) shares of its common stock to persons to be designated by TIMF for services rendered in connection with this transaction.

     8.10 TIMF shall deliver a certificate for 50,000 (post-split) shares to Steve Naremore as payment for finder's fees in connection with this transaction.

     8.11 TIMF shall provide to ITV copies of all accounting records for the past five years and all corporate records including articles, bylaws and minutes of directors and shareholders meetings, except for documents previously provided by ITV or its representatives.

     8.12  TIMF shall deliver an officer's certificate, as described in
Section 7.10 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of TIMF are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     8.13 TIMF shall deliver a signed Consent and/or Minutes of the Directors of TIMF approving this Agreement and each matter to be approved by the Directors of TIMF under this Agreement.

     8.14  ITV shall deliver an officer's certificate, as described in Section
6.5 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth in this Agreement on behalf of ITV are true and correct as of, or have been fully performed and complied with by, the Closing Date.

     8.15 ITV shall deliver a signed Consent or Minutes of the Directors of ITV approving this Agreement and each matter to be approved by the Directors of ITV under this Agreement.

     8.16 ITV shall deliver the opinion of its counsel, Krys Boyle Freedman & Sawyer, P.C., dated the Closing Date, in form and substance satisfactory to counsel for TIMF, to the effect that:

          (1) ITV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

          (2) ITV's authorized capital stock is as set forth in Section 2.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by ITV's Board of Directors and does not require the approval and authorization of ITV's shareholders. Consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 2.14 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any liabilities or obligations of the type described in Section 2.7 hereof, any litigation, proceeding or investigation of the type described in Section 2.12 hereof, or any defects, in title or mortgages, encumbrances or liens of the type described in Section
2.16 hereof.

          (5) The shares of ITV's Common Stock to be exchanged pursuant to this Agreement, are duly and validly authorized and issued, and are fully paid and nonassessable.

     8.17 TIMF shall deliver the opinion of its counsel, Michael A. Littman, dated the Closing Date, in form and substance satisfactory to counsel for ITV, to the effect that:

          (1) TIMF is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly qualified to do business and is in good standing in each state where its business requires qualification.

          (2) TIMF's authorized capital stock is as set forth in Section 3.2 hereof.

          (3) The execution and consummation of this Agreement have been duly authorized and approved by TIMF's Board of Directors and consummation of this Agreement will not constitute or result in any breach or default of the character described in Section 3.16 hereof of which counsel has knowledge.

          (4) Counsel has no knowledge of any litigation, proceeding or investigation of the type described in Section 3.12 hereof.

          (5) The shares of TIMF's Common Stock to be issued pursuant to this Agreement will be duly and validly authorized and issued, and will be fully paid and nonassessable.

     8.18 ITV shall deliver cashier's checks in the amount of $50,000 each and 90 day promissory notes in the amount of $50,000 each to Michael Pope and Philip LaPuma as payment for past services rendered to TIMF and for services rendered in connection with negotiating and closing this transaction. The promissory notes will include a penalty provision which provides in essence that if the notes are not paid when due, ITV will cause TIMF to issue an aggregate of 7,500 (post-split) shares (or 3,750 per note) of its common stock for each 30 days the payment is delayed.

                                    ARTICLE 9

                                  POST CLOSING

     9.1 Current Report on Form 8-K. Within 15 days after the Closing Date, TIMF will file a Current Report on Form 8-K with the Securities and Exchange Commission reporting this transaction.

                                   ARTICLE 10

                                 MISCELLANEOUS

     10.1 Captions and Headings. The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     10.2 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged orally, but it can be changed by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     10.3 Non-Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     10.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

     10.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

     10.6 Choice of Law. This Agreement and its application shall be governed by the laws of the State of Nevada, except to the extent its conflict of laws provisions would apply the laws of another jurisdiction.

     10.7 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

     TIMF:

          Time Financial Services, Inc.
          1040 East Katella Avenue, Suite B1
          Orange, California  92867

     with a copy to:

          c/o Michael A. Littman, Esq.
          7609 Ralston Road
          Arvada, Colorado  80002

     ITV:

          Interruption Television, Inc.
          9422 Readcrest Drive
          Beverly Hills, California  90210

     with a copy to:

          Jon D. Sawyer
          Krys Boyle Freedman & Sawyer, P.C.
          600 17th Street, Suite 2700
          Denver, Colorado  80202

     10.8 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

     10.9 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     10.10 Announcements. TIMF and ITV will consult and cooperate with each other as to the timing and content of any announcements of the transactions contemplated hereby to the general public or to employees, customers or suppliers.

     10.11 Exhibits. As of the execution hereof, the parties hereto have provided each other with the Exhibits provided for herein above, including any items referenced therein or required to be attached thereto. Any material changes to the Exhibits shall be immediately disclosed to the other party.

     10.12 Use of Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     AGREED TO AND ACCEPTED as of the date first above written.

TIME FINANCIAL SERVICES, INC.     INTERRUPTION TELEVISION, INC.


By /s/ Michael F. Pope            By /s/ Danny L. McGill
   Michael F. Pope, President        Danny L. McGill, President

                                   SCHEDULE 1

                                                            Number of
                                           Number of        Shares of
           Name, Address and               Shares of          TIMF
        Social Security Number               ITV          Common Stock

Danny L. McGill
c/o Interruption Television Pte Ltd
11 Ann Siang Road
Singapore  069691
(65) 327 1090                               304,310         9,284,789

Kamal Sidhu
c/o Interruption Television Pte Ltd
11 Ann Siang Road
Singapore  069691
(65) 327 1090                                38,736         1,181,873

Kevin Francis McGrath
c/o Interruption Television Pte Ltd
11 Ann Siang Road
Singapore  069691
(65) 327 1090                                46,424         1,416,441

SIS Netrepreneur
4 Leng Kee Road
#02-08 SiS Building
Singapore  159088                            83,639         2,551,906

John Michael Berman
14 Caroline Terrace
London SW1 8JS
UK                                           51,155         1,560,788

Lindacrest Investments, Inc.
c/o Peter Roussak, President
9420 Readcrest Drive
Beverly Hills, CA  90210
Tax ID#:  95-4538418                         11,152           340,258

Paul Presburger
3722 Sapphire Drive
Encino, CA  91436
SSN:  ###-##-####                             5,576           170,129

Jeffrey Lim
c/o Interruption Television Pte Ltd
11 Ann Siang Road
Singapore  069691
(65) 327 1090                                16,600           506,482
                                            -------        ----------

     Total                                  557,592        17,012,666

                                   SCHEDULE 2

                          INTERRUPTION TELEVISION, INC.
                                    ("ITV")

2.2 Capitalization: The $500,000 convertible promissory note being issued by ITV will have a 9% coupon and will be convertible into shares of TIMF after the Closing at the lesser of a price equal to a 25% discount of the closing bid price the first day after the Closing, or a 25% discount of the closing bid price on the day before the conversion.

2.3 Subsidiaries: Interruption Television PTE Ltd., a Singapore corpora-tion - 100% owned.

2.4   The Officers and Directors of ITV are as follows:

                Name                         Position

          Danny L. McGill               President and Director

          Kevin McGrath                 Director

          Jeffrey Lim                   Director

2.17  Contracts:

      1.

                                   SCHEDULE 3

                         TIME FINANCIAL SERVICES, INC.
                                   ("TIMF")

3.3   Subsidiaries:  Time Lending, California

3.4   Directors and Officers of TIMF:

               Name                         Position

          Michael F. Pope             President and Director

          Philip C. LaPuma            Secretary, Treasurer and Director

          Victoria A. Pope            Director

3.20  Material Contracts of TIMF:

      None